UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California		92020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (619) 596-8600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 24, 2013, PURE Bioscience, Inc. (the “Company”) received a determination from the NASDAQ Listing Qualifications Panel (the “Panel”) indicating that the Panel has granted the Company’s request for continued listing on The NASDAQ Capital Market pursuant to an extension through June 18, 2013 to evidence compliance with the minimum $2.5 million stockholders’ equity requirement and its ability to sustain compliance with the minimum threshold over the long term.

The determination follows the Company’s hearing before the Panel on April 4, 2013, at which the Panel considered the Company’s plan to regain and sustain compliance with the minimum stockholders’ equity requirement. While the Company is working diligently to satisfy the stockholders’ equity requirement, there can be no assurance that the Company will be able to timely do so.

On April 25, 2013, the Company issued a press release announcing that it had received the Panel determination letter described above. The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

99.1	Press Release of PURE Bioscience, Inc. dated April 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: April 25, 2013	By: /s/ Michael L. Krall
Michael L. Krall
President, Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of PURE Bioscience, Inc. dated April 25, 2013.